                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  March 4, 1998


                                 Ryder TRS, Inc.
                                 ---------------

             (Exact Name of Registrant as specified in its Charter)



       Delaware                      333-20397              38-331-3542
  ------------------               ---------------        --------------
 (State or other jurisdiction   (Commission File No.)      (I.R.S. Employer
        of corporation)                                     Identification No.)



1560 Broadway, Suite 1800
Denver, Colorado                                                 80202
--------------------------                                  ----------------
(Address of Principal                                          (Zip Code)
  Executive Offices)


Registrant's telephone number, including area code:          (303) 376-0040
                                                             ---------------



                                       N/A
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

                  On March 4, 1998, Ryder TRS, Inc. (the "Company") entered into an Agreement and Plan of Merger, dated as of March 4, 1998 (as amended by Amendment No. 1, dated as of March 16, 1998, the "Merger Agreement"), by and among Budget Group, Inc.("Budget Group"), BDG Corporation, the Company, Questor Partners Fund, L.P., Questor Side-by-Side Partners, L.P. and Madison Dearborn Capital Partners, L.P.

                  Pursuant to the terms of the Merger Agreement, shareholders of the Company will receive up to approximately $264 million, comprised of $125 million in cash, 3,605,946 shares of Budget Group Class A common stock (valued at $32.9955 per share) and up to $20 million of warrants, in return for 100 percent of the outstanding common stock of the Company.

                  The foregoing description is qualified in its entirety by reference to the Merger Agreement and Amendment No. 1 thereto, which appear as Exhibits 2.1 and 2.2, respectively, to this report.


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                  Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business acquired:  None
         (b)      Pro Forma Financial Information:  None
         (c)      Exhibits:  See index immediately following the signature page.

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                                  Exhibit Index


Exhibit No.                Document
-----------                ---------

2.1 Agreement and Plan of Merger, dated as of March 4, 1998, by and among Budget Group, Inc., BDG Corporation, the Company, Questor Partners Fund, L.P., Questor Side-by-Side Partners, L.P. and Madison Dearborn Capital Partners, L.P.

2.2 Amendment No. 1 to Agreement and Plan of Merger, dated as of March 16, 1998, by and among Budget Group , Inc., BDG Corporation, the Company, Questor Partners Fund, L.P., Questor Side-by-Side Partners, L.P. and Madison Dearborn Capital Partners, L.P.

99.1                        Press Release



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act, of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.





Date:  March 17, 1998                    By: /s/ Ronald A. Rittenmeyer
                                             -------------------------
                                            Name: Ronald A. Rittenmeyer
                                            Title: President and Chief Operating
                                                   Officer